UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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STANDARD MANAGEMENT CORPORATION

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DATE:	April 28, 2005

TO:	All Media

FROM:	Standard Management 10689 N. Pennsylvania Street Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry Investor Relations Phone: 317-574-2865

STANDARD MANAGEMENT PROVIDES UPDATE ON
SALE OF FINANCIAL SERVICES BUSINESS

     (Indianapolis, Indiana, April 28, 2005). Ronald D. Hunter, Chairman and Chief Executive Officer of Standard Management Corporation (Nasdaq NM: SMAN) today announced that the sale of Standard Management’s financial services business (conducted by its subsidiary Standard Life Insurance Company of Indiana) is proceeding according to plan.

     On April 7, 2005, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice granted early termination of the waiting period for consummation of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, the Company expects the Indiana Department of Insurance to approve the transaction by mid-May 2005. The Company expects to close the transaction in June, subject to shareholder approval, approval of the Indiana Department of Insurance and the satisfaction of other customary closing conditions.

     On April 8, 2005, the Company mailed to shareholders definitive proxy materials for the May 18, 2005 special meeting of shareholders at which approval of the sale will be sought from shareholders. The Company also mailed definitive consent solicitation materials to holders of outstanding trust preferred securities soliciting consents to amend the indenture relating to such securities. Mr. Hunter stated that, “The proxy and consent statements contain a very detailed description of our decision to sell the financial services business and the reasons we believe our health services business provides the opportunity for significantly greater long-term value creation for our shareholders.”

     On April 28, the Company mailed additional materials to shareholders and trust preferred holders (available on the SEC’s website at www.sec.gov). The additional materials consist of a letter from Mr. Hunter, as well as a copy of an advertising supplement that appeared in regional editions of Forbes magazine in October 2004. In his letter, Mr. Hunter provided an update on the status of the transaction and also provided additional information regarding management’s vision for the Company following its transition to a pharmaceutical distribution business.

     Among other things, Mr. Hunter stated, “The company expects to receive approximately $83 million in total consideration from the sale and intends to use the proceeds to retire all bank debt and inter-company notes. After such retirement of debt and the payment of fees and expenses, Standard Management expects to have cash of approximately $28 million. More importantly, upon approval of the proposed amendment [to the indenture governing the trust preferred securities], the SMAN Preferred (SMANP) will continue to be listed on NASDAQ. We believe there are significant advantages to investing in the pharmaceutical distribution business. Most notably:

•	The S&P® 500 Health Care Index has substantially outperformed the broader S&P® 500 Index in recent years, although there is no guarantee that it will continue to outperform.

•	Risks are more controllable with higher gross margins, and we believe improved operating results can be achieved in a shorter period of time.

•	With the investment in health services over the last two years, we believe we have positioned Standard Management for long-term growth and maximization of shareholder value.

•	Assuming the consummation of acquisitions currently being negotiated, combined with current revenues, we are confident that we can achieve $80 million to $100 million in revenue by year end 2005 and we are optimistic that through a combination of organic growth and acquisitions, we can achieve $300 million in revenue by year end 2008.”

     Mr. Hunter’s letter also stated, “We are excited about the solid platform we have created in our health services segment over the past two years and the prospects for our promising future.”

     This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. The use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “could,” “plans” and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the anticipated receipt of regulatory approvals and the expected closing date of the proposed transaction, anticipated proceeds from the proposed transaction, the performance of our health services segment following consummation of the transaction, potential future acquisitions and their impact on the segment’s performance. These forward-looking statements are subject known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to those described in the proxy statement under the heading “Risk Factors,” as well as the following: our ability to satisfy the contractual conditions necessary to consummate the sale of Standard Life; the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to obtain additional capital when needed and on favorable terms; our ability to achieve anticipated levels of operational efficiencies at recently acquired companies, as well as through other cost-saving initiatives; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.

     We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

     Shareholders of Standard Management are urged to read our definitive proxy statements filed with the SEC on April 8, 2005, which contain important information regarding the proposed transaction, the special shareholders meeting scheduled for May 18, 2005 and our solicitation of consents from holders of our trust preferred securities. Shareholders of Standard Management and other interested parties may obtain, free of charge, copies of the proxy statements and any other documents filed by Standard Management with the SEC, at the SEC’s website at www.sec.gov. The proxy statements and these other documents may also be obtained free of charge by contacting Innisfree M&A, the firm assisting Standard Management in the solicitation of proxies and consents, toll-free at (888) 750-5834.

     Standard Management is a financial holding company headquartered in Indianapolis, IN. Standard Life Insurance Company of Indiana is a wholly-owned subsidiary of Standard Management also headquartered in Indianapolis. Information about both companies can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.sman.com.